GPC Biotech AG

                        2006 INCENTIVE STOCK OPTION PLAN


                          EFFECTIVE AS OF MAY 24, 2006


1.       PURPOSES.

         (a) The purpose of this Plan is to provide a means by which selected Employees and Directors of GPC Biotech Inc. (the "Subsidiary"), a wholly owned subsidiary of GPC Biotech AG, Munich/Germany (the "Company") may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, and (ii) Nonstatutory Stock Options, all as defined below. The Plan does not provide for the granting of stock appreciation rights or restricted stock.

         (b) The Company, by means of this Plan, seeks to retain the services of persons who are now Employees or Directors of its Subsidiary, to secure and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiary.

         (c) The Company intends that the Stock Option Grants issued under this Plan shall, in the discretion of the Board of Directors ("Vorstand") and in coordination with the Supervisory Board ("Aufsichtsrat") of the Company be Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as required pursuant to Section 6, and a separate certificate or certificates will be issued for each option grant.

2.       DEFINITIONS.

         (a) "Affiliate" means any subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code, including GPC Biotech, Inc., a Delaware corporation with its offices in Waltham (Massachusetts) and Princeton (New Jersey).

         (b)      "Aktiengesetz" (abbr.: AktG) means the German Stock
                  Corporation Act.


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         (c)      "Aufsichtsrat" means the Supervisory Board of the Company.

         (d) "Code" means the United States Internal Revenue Code of 1986, as amended.

         (e) "Company" means GPC Biotech AG, a German Aktiengesellschaft (stock corporation) with its seat in Planegg/Martinsried (Germany).

         (f) "Continuous Status as an Employee or Director" means the employment or relationship as an Employee or a Director is not interrupted or terminated. The Aufsichtsrat, in its sole discretion, may determine whether Continuous Status as an Employee or a Director shall be considered interrupted in the case of: (i) any leave of absence approved by the Vorstand, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company and the Affiliates or their successors.

         (g) "Director" means a member of the board of directors of an Affiliate of the Company.

         (h) "Employee" means any person, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (i) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" means, as of any date, the value of the ordinary bearer shares of the Company determined as follows, and in each case in a manner consistent with the Code, the Fair Market Value of an ordinary bearer shall be equivalent to the average price at which the Company's no-par shares are traded at XETRA's final auction on the Frankfurt stock exchange during the last five stock exchange trading days prior to the granting of the Options, at least, however, to the share in the capital stock (pro rata amount) attributed to one share of GPC Biotech AG.

         (k) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of
                  Section 422 of the Code and the regulations promulgated thereunder.

         (l) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.


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         (m)      "Option" means a stock option granted pursuant to the Plan.

         (n) "Optionee" means any Employee or Director who holds an outstanding Option.

         (o)      "Plan" means the 2006 Incentive Stock Option Plan.

         (p) "Redomociling" shall occur only in the event that (i) the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, and (ii) the Company no longer qualifies as a "foreign private issuer" under applicable US securities laws.

         (q) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (r) "share(s)" means the Company's ordinary bearer shares and, unless the context otherwise requires, its American Depositary Receipts evidencing American Depositary Shares, each representing one ordinary bearer share.

         (s) "Stock Option Grant" means any Option right granted under the Plan.

         (t) "Stock Option Agreement" means a written agreement between the Company and a holder of a Stock Option Grant evidencing the terms and conditions of an individual Stock Option Grant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

         (u) "Subsidiary" means any affiliated corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code, including GPC Biotech Inc., a Delaware corporation with offices in Waltham (Massachusetts) and Princeton (New Jersey).

         (v)      "Vorstand" means the Management Board of the Company.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Vorstand in accordance with the respective resolutions of the Company's stockholders and, where applicable, in coordination with the Aufsichtsrat and internal guidelines of the Company.

         (b) Notwithstanding subparagraph (a) above, the Vorstand shall have the power subject to and within the limitations of the express provisions of the Plan:


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                  (1)       To determine  from time to time which of the persons
                            eligible under the Plan shall be granted Stock
                            Option Grants; when and how each Stock Option Grant shall be granted; whether a Stock Option Grant will be an Incentive Stock Option, a Nonstatutory Stock Option or a combination of the foregoing; the provisions of each Stock Option Grant granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Option Grant, whether a person shall receive ordinary bearer shares or American Despositary Receipts and the number of shares with respect to which a Stock Option Grant shall be granted to each such person.

                  (2) To construe and interpret the Plan and Stock Option Grants granted under it, and to establish, amend and revoke rules and regulations for its administration. The Vorstand, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions by the Vorstand shall be made in the Vorstand's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No Director or person acting pursuant to the authority delegated by the Vorstand shall be liable for any action or determination relating to or under the Plan made in good faith.

                  (3) To amend the Plan or a Stock Option Grant as provided in Section 11.



4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the respective resolutions of the Company's stockholders as well as subject to the provisions of Section 10 relating to adjustments upon changes in stock, the maximum number of shares that may be issued pursuant to Stock Option Grants made under the Plan may not exceed 415,000, which is the corresponding number of shares that can be issued according to the existing conditional capital which, has been be created by a resolution of the Company's stockholders according to subparagraph (b). If any Stock Option Grant shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Option Grant shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options, to any limitation required under the Code.

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                                      - 5-

         (b) The stock subject to the Plan may be new shares which will be issued by way of capital increase using up conditional capital which has been created by a resolution of the Company's stockholders on May 24, 2006 in order to satisfy the Company's obligations under the Plan. The provisions of the Aktiengesetz, in particular Sections 192 para. 2 cif. 3, 193 para. 2 cif. 4, AktG, have to be obeyed. However, an exercised Option subject to the Plan may be satisfied with reacquired shares, bought on the market or otherwise in accordance with
                  Section 71 AktG.

5.       ELIGIBILITY.

         (a) Incentive Stock Options may be granted only to Employees and shall be subject to and construed consistently with the requirements of Section 422 of the Code. Stock Option Grants other than Incentive Stock Options may be granted only to Employees and Directors. The Company shall have no liability to an Employee, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (b) No Employee shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "10% Stockholder") unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than one hundred thousand (100,000) of the Company's shares in any calendar year. This
                  Section 5(c) shall not apply until the Company is Redomiciled.

6.       OPTION PROVISIONS.

         Each Option shall be evidenced by a written instrument in such form as the Vorstand shall determine and shall contain such terms and conditions as the Vorstand in co-ordination with the Aufsichtsrat shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) Term. The Options may be offered to the Optionees during the last fifteen working days of each calendar month (acquisition period pursuant to Section 193 Para. 2 No. 4 AktG).


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                                     - 6 -

                  Each Option shall be exercisable at such times and subject to such terms as the Vorstand may specify in the applicable Stock Option Grant, provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) Price. The Vorstand shall establish the exercise price at the time each Option is granted and shall specify it in the applicable Stock Option Grant, provided however, that, except as provided in Section 5(b), the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value.

         (c) Consideration. According to applicable German Law, the exercise price of stock acquired pursuant to an Option can only be paid to the Company, at the latest, when the Option is exercised either (i) in cash (EURO), or (ii) by money transfer onto an account of the Company with a (German or international) bank residing in Germany. Any other means of payment or payment in kind is prohibited according to Section 199 para. 1, 54 para. 3, 36 para. 2 AktG.

         (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Notwithstanding the foregoing, the person to whom an Incentive Stock Option Agreement is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Stock Option Agreement may provide that from time to time during each of such installment periods, the Option, notwithstanding Section 6(i), may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria according to the then applicable resolution of the Company's stockholders) as the Vorstand in co-ordination with the Aufsichtsrat may deem appropriate.

         (f) Termination of Employment or Relationship as a Director. In the event an Optionee's Continuous Status as an Employee or Director terminates (other than upon the Optionee's death or disability, as defined below), the Optionee may exercise his or her Option to the extent that the Optionee was entitled to exercise it according


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                                      - 7-

                  to Sections 6(e) and 6(i) at the date of termination but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee or Director (or such longer or shorter period as specified in the Stock Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Stock Option Agreement. However, notwithstanding the foregoing, should the date of termination be prior to that of the expiration of the two-year waiting period mentioned in
                  Section 6(i), the Optionee may exercise his or her Option at the date of expiration of such waiting period but only within three (3) months after the expiration of the two-year waiting period; provided, however, that, unless otherwise provided in the Code or the Treasury regulations thereunder, any such Option which was intended to be an Incentive Stock Option which is exercised at any time after three (3) months of the termination of the Optionee's Continuous Status as an Employee shall no longer qualify as an Incentive Stock Option, but shall be treated as, and have the consequences of, a Nonstatutory Stock Option. If the Optionee does not exercise his or her Option within the time required, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitation required under the Code.

         (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Director terminates as a result of the Optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise his or her Option to the extent that the Optionee was entitled to exercise it according to Sections 6(e) and 6(i) at the date of termination, but only within such period of time ending on the earlier of (i) the date three (3) months following such termination (or such longer or shorter period as specified in the Stock Option Agreement ) or (ii) the expiration of the term of the Option as set forth in the Stock Option Agreement; provided, however, should the date of termination be prior to that of the expiration of the two-year waiting period mentioned in Section 6(i), the Optionee may exercise his or her Option at the date of expiration of such waiting period but only within three (3) months after the expiration of the two-year waiting period; provided further, however, that, unless otherwise provided in the Code or the Treasury regulations thereunder, any such Option which was intended to be an Incentive Stock Option which is exercised at any time after one year of the termination of the Optionee's Continuous Status as an Employee shall no longer qualify as an Incentive Stock Option but shall be treated as, and have the consequences of, a Nonstatutory Stock Option. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code. If, after termination, the Optionee does not exercise his or her Option within the time


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                                     - 8 -

                  specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code.

         (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee or Director, the Option may be exercised to the extent the Optionee was entitled to exercise it according to Sections 6(e) and 6(i)at the date of death by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee's death pursuant to
                  Section 6(d), but only within the period ending on the earlier of (i) the date six (6) months following the date of death (or such longer or shorter period as specified in the Stock Option Agreement) or (ii) the expiration of the term of such Option as set forth in the Stock Option Agreement. However, should the date of termination be prior to that of the expiration of the two-year waiting period mentioned in Section 6(i), the Optionee may exercise his or her Option at the date of expiration of such waiting period but only within the later of six (6) months after the expiration of the two-year waiting period; provided further, however, that, unless otherwise provided in the Code or the Treasury regulations thereunder, any such Option which was intended to be an Incentive Stock Option which is exercised at any time after one year of the termination of the Optionee's Continuous Status as an Employee shall no longer qualify as an Incentive Stock Option but shall be treated as, and have the consequences of, a Nonstatutory Stock Option. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan subject, however, in the case of Incentive Stock Options to any limitations under the Code.

         (i) Exercise. Before any Option subject to the Plan may be exercised according to Section 193 para. 2 cif. 4 AktG a mandatory minimum waiting period of two years, counted as of the date of the Stock Option Grant, has to be observed. No shares shall be issued before the aforementioned waiting period has expired.

                  The stock options may only be exercised if the Closing Price develops better than a reference index (performance goal pursuant to Section 193 Para. 2 No. 4 of the German Stock Corporation Act).


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                  Closing Price is the price of one GPCB Share in the XETRA
                  closing auction on the Frankfurt Stock Exchange.

                  Reference index shall be the stock index TecDax of the Frankfurt Stock Exchange (the "Price Index").

                  The Price Index as well as the Closing Price on the date on which the stock options are issued shall serve as the starting point for the performance measurement. The stock options may only be exercised if the Closing Price has developed better than the Price Index. The relevant comparison date for this shall be the date four weeks prior to the exercise of the stock options.

                  Options may be exercised by submitting a written notice of exercise to the Company signed by the proper person or by any other form of notice approved by the Vorstand together with payment in full as specified in Section 6(c) for the number of shares for which the Option is exercised.

                  Options may not be exercised from the date on which the Company submits an offer to its shareholders for the subscription of new shares or convertible bonds with conversion or option rights by written notice to all shareholders or through an announcement in the publications named in the Company's Articles of Association or in a mandatory stock exchange publication of the Frankfurt Stock Exchange until the end of the last day of the subscription period.


                  Furthermore, the Options may, each time, only be exercised within a period of six weeks after publication of the quarterly reports or annual financial statements (exercise period pursuant to Sect. 193 Para. 2 No. 4 AktG). As a matter of principle, exercise of the Options shall be excluded from December 24 to December 31 of each calendar year.

         (j) Public Offering. Each Optionee, for as long as any shareholder of the Company who had previously been an Optionee, may be restricted from selling shares in connection with any public offering of shares by the Company, subject to the same restrictions should he exercise his Options during the period within which such former Optionee is so restricted.

         (k) Vorstand Discretion. Except as otherwise provided in the Plan, each Stock Option Grant may be made alone or in relation to any other Stock Option Grant. The terms of each Stock Option Grant need not be identical, and the Vorstand need not treat Optionees uniformly.


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                                     - 10 -

7.       COVENANTS OF THE COMPANY.

         The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Option Grant; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Option Grant or any stock issued or issuable pursuant to any such Stock Option Grant. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Option Grants unless and until such authority is obtained.

8.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Option Grants shall constitute capital reserves of the Company.

9.       MISCELLANEOUS.

         (a) The Vorstand in coordination with the Aufsichtsrat shall have the power to accelerate the time at which a Stock Option Grant may first be exercised or the time during which a Stock Option Grant or any part thereof will vest pursuant to Section 6(e), notwithstanding the provisions in the Stock Option Grant stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee or Director nor any person to whom a Stock Option Grant is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Option Grant unless and until such person has satisfied all requirements for exercise of the Stock Option Grant pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Stock Option Grant granted pursuant thereto shall confer upon any Employee or Director any right to continue in the employment of the Company or any Affiliate (or to continue acting as a Director) or shall affect the right of the Company or any Affiliate to terminate the employment of any such person with or without cause.

         (d) For so long as the Code provides, to the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar


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                                     - 11 -

                  year under all stock plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred pursuant to Section 6(d), as a condition of exercising or acquiring stock under any Stock Option Grant,(i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Option Grant; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Option Grant for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Option Grant has been registered under a then currently effective registration statement under the Securities Act, or
                  (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Option Agreement, the person to whom an Option is granted must satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under the Plan by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company or Subsidiary to withhold shares from the shares otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Plan; or (iii) delivering to the Company or Subsidiary owned and unencumbered shares of the Company. Payment of such withholding obligation shall be made no later than the date of the event creating the tax liability.

10.      ADJUSTMENTS UPON CHANGES IN STOCK.


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                                     - 12 -

         (a) In the event of a merger of the Company with and into another entity where the Company is not the surviving entity (Verschmelzung durch Aufnahme), a change in the legal form of the Company (Umwandlung), a change in the notional nominal value of the shares of stock in the Company and similar measures leading to the cancellation or conversion of the shares of stock underlying the Options, each outstanding Option shall be substituted by the right to purchase at the exercise price a specific number of shares of stock or other interests in the Company or its successor entity (calculated on the basis of the Fair Market Value at the time of any such change) substituting the shares of stock in the Company. The remaining provisions of this Plan shall remain unaffected.

         (b) In the event of a capital decrease by means of amalgamating the ordinary shares in the Company (Kapitalherabsetzung durch Zusammenlegung, ss. 222(4) AktG) or by means of cancellation (Einziehung) of ordinary shares (ss. 237 AktG), the subscription ratio (as specified in the applicable Stock Option Grant) shall be adjusted by multiplying it with the coefficient resulting from the division of the number of shares of stock after such capital decrease by the number of shares of stock prior to such capital decrease. Fractional shares of stock resulting from any such capital decrease will not be delivered upon exercise of the Options.

         (c) In case of a capital increase out of retained earnings by the Company, any existing conditional capital will be increased according to Section 218 AktG in the same ratio as the Company's share capital, instead of a deduction of the exercise price. The right of an Option holder to purchase stock of the Company, at the point in time of exercise, will increase in the same ratio as the Company's share capital increase.

11.      AMENDMENT OF THE PLAN AND STOCK OPTION GRANTS.

         (a) The Vorstand in coordination with the Aufsichtsrat at any time, and from time to time, may amend the Plan and/or some or all outstanding Stock Option Grants granted under the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of the Aktiengesetz as well as of
                  Section 422 of the Code, or any security laws or any Nasdaq or securities exchange listing requirements.

         (b) The Vorstand in coordination with the Aufsichtsrat may in its discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of the Aktiengesetz and/or Section 162(m) of the Code and the regulations promulgated thereunder


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                                     - 13 -

                  regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Vorstand in coordination with the Aufsichtsrat may amend the Plan in any respect the Vorstand deems necessary or advisable to provide eligible Employees or Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any Plan amendment unless the Company requests the consent of the person to whom the Stock Option Grant was granted and such person consents in writing.

         (e) The Vorstand in coordination with the Aufsichtsrat at any time, and from time to time, may amend the terms of any one or more Stock Option Grant; provided, however, that the rights and obligations under any Stock Option Grant shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Option Grant was granted and (ii) such person consents in writing.

12.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Vorstand in coordination with the Aufsichtsrat may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the last business day of May 31, 2010. No Options may be granted under the Plan while the Plan is suspended or after it is terminated but any outstanding option may be exercised ten (10) years from the grant date.

         (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Option Grant was granted.

13.      EFFECTIVE DATE OF PLAN.

         The Plan is effective as of the approval of the shareholders on June 8, 2005; provided, however, that, following a Redomociling, no Stock Option Grant granted to an Optionee designated by the Vorstand as subject to Section 162(m) of the Code shall become exercisable, vested or realizable, as applicable to such Stock Option Grant, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder


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                                     - 14 -

         approval is required by Section 162(m) in the manner required under
         Section 162(m) (including the vote required under Section 162(m)).

Martinsried/Planegg, May 24, 2006

                                                      GPC Biotech AG
                                                       Der Vorstand